EXHIBIT 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-8111
FAX (509) 624-5001

Board of Directors
Countryside Review, Inc.
Vancouver, British Columbia
CANADA

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated December 2, 2002, on the financial statements of Trend Mining Company as of September 30, 2002, 2001 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

February 11, 2003